UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

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PECO II, Inc.

(Exact name of registrant as specified in its charter)

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Ohio	000-31283	34-1605456
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio 44833

(Address of principal executive offices) (Zip Code)

(419) 468-7600

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, the Board of Directors of PECO II, Inc. (the “Company”) elected Eugene A. Peden to serve as Senior Vice President / Operations (Principal Operating Officer), effective June 1, 2009. Mr. Peden had been the Company’s Vice President of Operations since January 2008. Mr. Peden, age 43, holds a Bachelor of Engineering degree in mechanical engineering from Queens University in Belfast, Northern Ireland. Prior to joining the Company in 2008, he held the position of Senior Vice President, Operations at Rittal Corporation, one of the largest enclosure manufacturers in the world, from 2003 until January 2008. He has spent his career in corporate operations positions in Ireland, Thailand, the United Kingdom and the United States.

Mr. Peden is eligible to participate in the Company’s Non-Equity Incentive Compensation Plan for the fiscal year ending December 31, 2009 (the “2009 IC Plan”). Mr. Peden has the following incentive compensation payout opportunities for Fiscal 2009:

	Threshold	Target	Maximum
Eugene A. Peden Senior Vice President / Operations	$27,500	$55,000	$55,000

Item 7.01

Regulation FD Disclosure.

A copy of the Company’s press release entitled, “PECO II Names Eugene Peden as Senior Vice President / Operations” is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference. The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 1, 2009, entitled “PECO II Names Eugene Peden as Senior Vice President / Operations.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: June 1, 2009	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 1, 2009, entitled “PECO II Names Eugene Peden as Senior Vice President / Operations.”